EXHIBIT 99.1





FMC CORPORATION BOARD OF DIRECTORS DECLARES TAX-FREE DIVIDEND OF FMC TECHNOLOGIES' SHARES




PHILADELPHIA AND CHICAGO, NOVEMBER 29, 2001 -- FMC Corporation today announced that its Board of Directors has declared a special stock dividend of all of FMC Corporation's shares of FMC Technologies, Inc. The dividend will be distributed at 5:00 p.m. Central Time on December 31, 2001, to FMC Corporation shareholders of record as of 5:00 p.m. Central Time on December 12, 2001, which is the record date. FMC Corporation currently owns 53.95 million shares, or approximately 83 percent of FMC Technologies. The other 17 percent of the outstanding FMC Technologies' shares were sold in an initial public offering in June 2001.

FMC Corporation also announced that the Internal Revenue Service has ruled that the planned distribution of FMC Technologies' shares qualifies as tax-free for FMC Corporation shareholders.

According to FMC Corporation President and Chief Executive Officer William G.
Walter: "This distribution is the final step in the reorganization begun in October 2000 to split FMC Corporation into two independent, publicly-traded companies -- a machinery company and a chemical company. Both companies will continue the FMC tradition of providing quality products, innovative solutions and outstanding service to their customers. The distribution will enable the companies to strengthen their own identities and realize the full growth potential in their respective markets, while allowing shareholders to realize the value inherent in both."

FMC Corporation had said that it expects FMC Corporation shareholders to receive approximately 1.7 shares of FMC Technologies for each FMC Corporation share, based on approximately 31,000,000 FMC Corporation shares currently outstanding. The final distribution ratio will be determined based on the number of FMC Corporation shares outstanding on the record date.

FMC Corporation shareholders will receive whole shares of FMC Technologies and cash payments for fractional shares. Cash received in lieu of fractional shares will be taxable. The distribution remains subject to the conditions set forth in the Separation and Distribution Agreement previously entered into between FMC Corporation and FMC Technologies.

FMC Corporation will mail an information statement to its stockholders promptly after the record date. The information statement will include the final distribution ratio and information regarding how to calculate share tax basis. FMC Corporation shareholders are encouraged to read this information statement carefully.

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FMC Corporation is a global, diversified chemical company serving agricultural, industrial and consumer markets for more than a century with innovative solutions, applications and products. The company employs over 6,000 people throughout the world. FMC Corporation divides its businesses into three segments: Agricultural Products, Specialty Chemicals and Industrial Chemicals.

FMC Technologies, Inc. is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. The company designs, manufactures and services technologically sophisticated systems and products for its customers through the FMC Energy Systems (comprising Energy Production and Energy Processing), FMC FoodTech and FMC Airport Systems businesses. FMC Technologies employs approximately 9,000 people at 31 manufacturing facilities in 14 countries.

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in FMC Corporation's 2000 Form 10-K and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. FMC Corporation does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.


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